                                                            Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -----------------

                               THE TIMKEN COMPANY
             (Exact name of registrant as specified in its charter)
            Ohio                                       34-0577130
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

               1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
          (Address of principal executive offices including zip code)


                   RAIL BEARING SERVICE EMPLOYEE SAVINGS PLAN
                            (Full title of the plan)


                                 Larry R. Brown
                   Senior Vice President and General Counsel
                            1835 Dueber Avenue, S.W.
                            Canton, Ohio 44706-2798
                    (Name and address of agent for service)

                                 (330) 438-3000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                      Proposed      Proposed
    Title of                           maximum       maximum
   securities             Amount      offering      aggregate       Amount of
    to be                 to be       price per     offering      registration
  registered(1)         registered      share         price           fee
--------------------------------------------------------------------------------
  Common Stock
without par value     10,000 shares   $31.65625(2)  $316,562.50(2)    $93.39
================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the Rail Bearing Service Employee Savings Plan.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 4,
         1998.

                                    PART II



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by The Timken Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (1) Annual Report of the Company on Form 10-K for the year ended December 31, 1996;

         (2) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997;

         (3)      Current Report of the Company on Form 8-K dated April 15,
                  1997; and

         (4) The description of the Company's common stock, without par value, contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating that description.

         All documents that shall be filed by the Company or the Rail Bearing Service Employee Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1 of Article IV of the Company's Amended Code of Regulations provides that the Company shall indemnify its directors, officers and employees, and may indemnify its agents, to the fullest extent permitted by law under prescribed conditions and subject to various qualifications.
Article IV of the Company's Amended Code of Regulations is set forth in
Exhibit 4(b) hereto and is incorporated herein by reference.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to indemnification of directors, officers, employees and agents of an Ohio corporation.

         The Company has entered into contracts with certain of its directors and officers that indemnify them against many of the types of claims that may be made against them. The company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in Article IV of the Company's Amended Code of Regulations.

ITEM 8. EXHIBITS.


         4(a)     Amended Articles of Incorporation of the Company (filed as
                  Exhibit 4(a) to the Company's Registration Statement No. 333-02553 on Form S-8 and incorporated herein by reference)

          (b)     Amended Code of Regulations of the Company (filed as Exhibit
                  3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

          (c)     Rail Bearing Service Employee Savings Plan

         5        Opinion of Counsel

        23(a)     Consent of Independent Auditors

          (b)     Consent of Counsel (included in Exhibit 5)

         24       Power of Attorney

         UNDERTAKING:

                  The undersigned registrant will submit the Plan and any amendments thereto to the Internal Revenue Service and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 5th day of February 1998.

                                   THE TIMKEN COMPANY



                                   By:  /S/ GENE E. LITTLE
                                        ----------------------------------------
                                        Gene E. Little
                                        Senior Vice President - Finance

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                   Date
       ---------                   -----                   ----


*W. R. Timken, Jr.           Chairman, President     February 5, 1998
-------------------------    and CEO (Principal
W. R. Timken, Jr.            Executive Officer);
                             Director

*Gene E. Little              Senior Vice President   February 5, 1998
-------------------------    - Finance (Principal
Gene E. Little               Financial and
                             Accounting Officer)

*Robert Anderson             Director                February 5, 1998
-------------------------
Robert Anderson

*Stanley C. Gault            Director                February 5, 1998
-------------------------
Stanley C. Gault

*J. Clayburn LaForce, Jr.    Director                February 5, 1998
-------------------------
J. Clayburn LaForce, Jr.

*Robert W. Mahoney           Director                February 5, 1998
-------------------------
Robert W. Mahoney

*Jay A. Precourt             Director                February 5, 1998
-------------------------
Jay A. Precourt

*John M. Timken, Jr.         Director                February 5, 1998
-------------------------
John M. Timken, Jr.

*Ward J. Timken              Director                February 5, 1998
-------------------------
Ward J. Timken

*Joseph F. Toot, Jr.         Director                February 5, 1998
-------------------------
Joseph F. Toot, Jr.

*Martin D. Walker            Director                February 5, 1998
-------------------------
Martin D. Walker

*Charles H. West             Director                February 5, 1998
-------------------------
Charles H. West

*Alton W. Whitehouse         Director                February 5, 1998
-------------------------
Alton W. Whitehouse

* This registration statement has been signed on behalf of the above-named directors and officers of the Company by Gene E. Little, Senior Vice President - Finance of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.

DATED:  February 5, 1998                     By:  /S/ GENE E. LITTLE
                                             -----------------------------------
                                             Gene E. Little, Attorney-in-Fact

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on this 5th day of February 1998.



                                        RAIL BEARING SERVICE EMPLOYEE
                                             SAVINGS PLAN



                                        By: /S/ RONALD W. BLUMER, JR.
                                            ------------------------------------
                                            Ronald W. Blumer, Jr.
                                            Vice President - Controller,
                                            Secretary and Treasurer of
                                            Rail Bearing Service Corporation

                                  EXHIBIT INDEX



         Exhibit
         Number          Exhibit Description
         -------         -------------------

         4(a)     Amended Articles of Incorporation of the
                  Company (filed as Exhibit 4(a) to the
                  Company's Registration Statement No.
                  333-02553 on Form S-8 and incorporated
                  herein by reference)

         4(b)     Amended Code of Regulations of the
                  Company (filed as Exhibit 3.1 to the
                  Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

         4(c)     Rail Bearing Service Employee Savings
                  Plan

         5        Opinion of Counsel


         23(a)    Consent of Independent Auditors

         23(b)    Consent of Counsel (included in
                  Exhibit 5 hereto)

         24       Power of Attorney